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                                                                    Exhibit 10.1


On or about August 8, 2001, Mr. Mikus entered into an oral promissory note arrangement in favor of the Company in the aggregate amount of $4,500. Under the terms of the arrangement, interest did not accrue and the entire outstanding balance was due and payable in one lump sum on or before September 7, 2001. On or about September 4, 2001, the Company amended the arrangement and extended the maturity date to September 10, 2001. On September 10, 2001, Mr. Mikus repaid the entire outstanding balance under this arrangement.

On or about July 24, 2001, Mr. Mikus entered into an oral promissory note arrangement in favor of the Company in the aggregate amount of $18,000. Under the terms of the arrangement, interest did not accrue and the entire outstanding balance was due and payable in one lump sum on or before August 27, 2001. On or about August 22, 2001, the Company amended the arrangement and extended the maturity date to September 10, 2001. On September 10, 2001, Mr. Mikus repaid the entire outstanding balance under this arrangement.